UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2016

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 12, 2016, TriMas Corporation (the “Corporation”) issued a press release reaffirming previously provided 2015 earnings per share guidance and announcing expected non-cash impairment charges, a copy of which is attached hereto as Exhibit 99.1. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933, as amended or the Exchange Act.

Item 2.06 Material Impairments.
On February 12, 2016, the Corporation concluded that in connection with the Corporation's annual goodwill and indefinite-lived intangible asset testing, the Corporation expects to recognize pre-tax, non-cash goodwill and intangible asset impairment charges in the fourth quarter of 2015 of approximately $73 million in its Energy segment and approximately $3 million in its Engineered Components segment. These charges will represent a write-off of all the goodwill in the Energy segment and the Arrow Engine business, as well as certain of the indefinite-lived intangibles related to Energy trade names.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	TriMas Press Release dated February 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	February 12, 2016	By:	/s/ David M. Wathen
		Name:	David M. Wathen
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	TriMas Press Release dated February 12, 2016